Exhibit 99.1

NanoVibronix Announces Reverse Stock Split

Common Stock Will Begin Trading on Split-Adjusted Basis on March 14, 2025

TYLER, TX, March 12, 2025 (Business Wire) — NanoVibronix, Inc. (NASDAQ: NAOV) (“NanoVibronix” or the “Company”), a medical technology company specializing in non-invasive therapeutic devices, today announced that it intends to effect a reverse stock split of its common stock, par value $0.001 per share (the “common stock”) at a ratio of 1 post-split share for every 11 pre-split shares. The reverse stock split will become effective at 4:05 p.m. on Thursday, March 13, 2025. The Company’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol NAOV and will begin trading on a split-adjusted basis when the market opens on Friday, March 14, 2025. The new CUSIP number for the common stock following the reverse stock split is 63008J702.

At a special meeting of stockholders held on February 24, 2025, the Company’s stockholders granted the Company’s Board of Directors the discretion to effect a reverse stock split of the Company’s common stock through an amendment to its Amended and Restated Certificate of Incorporation, as amended, at a ratio of not less than 1-for-2 and not more than 1-for-11, with such ratio to be determined by the Company’s Board of Directors.

At the effective time of the reverse stock split, every eleven (11) shares of the Company’s issued and outstanding common stock will be converted automatically into one issued and outstanding share of common stock without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-11 reverse stock split. It is not necessary for stockholders holding shares of the Company’s common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional share of a stockholder resulting from the reverse stock split will be rounded up to the nearest whole number of shares. The reverse stock split will reduce the number of shares of the Company’s common stock outstanding from 8,716,327 shares to approximately 792,394 shares. Proportional adjustments will be made to the number of shares of the Company’s common stock issuable upon exercise or conversion of the Company’s equity awards, warrants and other convertible securities, as well as the applicable exercise or conversion price thereof. Stockholders with shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the Company’s transfer agent, VStock Transfer, LLC, at (212) 828-8436.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Tyler, Texas, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the continuous assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home or in any care setting. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) the effect that the reverse stock split may have on the price of the Company’s common stock; (ii) the Company’s ability to regain or maintain its listing on the Nasdaq Capital Market; (iii) market acceptance of the Company’s existing and new products or lengthy product delays in key markets; (iv) negative or unreliable clinical trial results; (v) inability to secure regulatory approvals for the sale of the Company’s products; (vi) intense competition in the medical device industry from much larger, multinational companies; (vii) product liability claims; (viii) product malfunctions; (ix) the Company’s limited manufacturing capabilities and reliance on subcontractor assistance; (x) insufficient or inadequate reimbursements by governmental and/or other third party payers for the Company’s products; (xi) the Company’s ability to successfully obtain and maintain intellectual property protection covering its products; (xii) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xiii) the Company’s reliance on single suppliers for certain product components, (xiv) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xv) the Company’s conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xvi) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Contact:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-733

SOURCE: NanoVibronix, Inc.